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                                   EXHIBIT 99


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DATE:             January 11, 2002

CONTACTS:         Richard F. Komosinski, President & CEO
                  Joseph D. Roberto, Senior Vice President & Treasurer, CFO

PHONE:            914-965-2500

FOR IMMEDIATE RELEASE

                     YONKERS FINANCIAL CORPORATION ANNOUNCES
                          CHANGE IN ANNUAL MEETING DATE


Yonkers, New York, January 11, 2002 - Yonkers Financial Corporation, the holding company (the "Company"), for The Yonkers Savings and Loan Association, FA, announced today that it has changed its annual, meeting date to Tuesday, March 19, 2002 at 6:00 PM. The meeting will be held at The Yonkers Savings and Loan Association, FA, location at 2320 Central Park Avenue, Yonkers, New York.

The Company was organized in 1995, as the holding company for the Association. The Association currently serves the financial needs of communities in its market area through four traditional retail offices and one lending center located in Yonkers, New York and five in-store branches, located in Wappingers Falls, Yorktown Heights, Mt. Vernon, Cortlandt Manor and Poughkeepsie, New York. The Company's stock trades on The Nasdaq Stock Market under the symbol "YFCB".